                                                FILED PURSUANT TO RULE 424(B)(2)
                                                              FILE NO. 333-00309

    Pricing Supplement No. 1 dated October 10, 1996 (to Prospectus Supplement dated September 16, 1996 and Prospectus dated January 25, 1996).

                              LA QUINTA INNS, INC.
                               MEDIUM-TERM NOTES
                           DUE MORE THAN NINE MONTHS
                               FROM DATE OF ISSUE
--------------------------------------------------------------------------------

Principal Amount: $50,000,000

Registered Holder: Cede & Co.

Taxpayer Identification No.:

    Book Entry __X__
    Certificated _____

Fixed Rate Medium-Term Note:

    Original Issue Date: 10/17/96

    Interest Accrual Date: 10/17/96

    Interest Rate: 7.11%

    Original Maturity Date: 10/17/01

    Applicability of Extension of Maturity Date: N/A

       If yes, state Final Maturity Date: N/A

    Initial Redemption Date: N/A

    Initial Redemption Percentage: N/A

    Annual Redemption Percentage Reduction: N/A

    Optional Repayment Date(s): N/A

    Applicability of Modified Payment Upon Acceleration: N/A

       If yes, state Issue Price: N/A

    Applicability of Annual Interest Payments: N/A

    Total Amount of OID: None

    Original Yield to Maturity: N/A

    Record Date (if other than January 1 and July 1): N/A

    Other Terms: None

Floating Rate Medium-Term Note: N/A

    Original Issue Date:

    Interest Accrual Date:

    Base Rate:

    Spread (Plus or Minus):

    Spread Multiplier:

    Alternate Rate Event Spread:

    Initial Interest Rate:

    Initial Interest Reset Date:

    Maximum Interest Rate:

    Minimum Interest Rate:

    Index Maturity:

    Interest Accrual Date:

    Interest Payment Date(s):

    Interest Payment Period:

    Interest Reset Period:

    Interest Reset Dates:

    Original Maturity Date:

    Applicability of Extension of Maturity Date:

       If yes, state Final Maturity Date:

    Initial Redemption Date:

    Initial Redemption Percentage:

    Applicability of Modified Payment upon Acceleration:

       If yes, state Issue Price:

    Annual Redemption Percentage Reduction:

    Optional Repayment Date(s):

    Calculation Agent:

    Total Amount of OID:

    Original Yield to Maturity:

    Initial Accrual Period OID:

    Reporting Service:

    Other Terms: